EXHIBIT D



Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed balance sheet of Bexil reflects the sale of its fifty percent equity interest in York Insurance Services Group, Inc. ("York") as if it had occurred on September 30, 2005. The accompanying unaudited pro forma condensed statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004, reflect the sale of Bexil's fifty percent interest in York as if the sale had occurred on January 1, 2004. The pro forma financial information presented is not necessarily indicative of the results that would have been reported had the transactions actually occurred on the dates specified.

                                BEXIL CORPORATION
                   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                               September 30, 2005

                                                    Company          Pro Forma                         Company
                                                  Historical(1)     Adjustments                       Pro Forma
                                                 --------------    -------------                     -------------
ASSETS
Current assets:
  Cash and cash equivalents                        $ 5,615,703        32,540,659     (a),(c)           $38,156,362
  Receivables, prepaid assets and other                  4,500                -                              4,500
                                                   -----------------------------                       -----------
    Total current assets                             5,620,203        32,540,659                        38,160,862
                                                   -----------------------------                       -----------

Fifty percent interest in York                      10,387,385       (10,387,385)    (b),(c)                    -
Other investments                                      326,605                -                            326,605
Deferred income taxes                                  293,892           777,965     (d),(f)             1,071,857
                                                   -----------------------------                       -----------
                                                    11,007,882        (9,609,420)                        1,398,462
                                                   -----------------------------                       -----------

  Total assets                                     $16,628,085       $22,931,239                       $39,559,324
                                                   =============================                       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses              $ 327,724         4,801,217  (e),(g),(h),(i)      $ 5,128,941
                                                   -----------------------------                       -----------
    Total current liabilities                          327,724         4,801,217                         5,128,941

Commitments and contingencies                               -                 -                                 -

Shareholders' equity:
 Common Stock, $0.01 par value
 10,000,000 shares authorized
    879,592 shares issued and outstanding                8,796                -                              8,796
 Additional paid-in capital                         12,642,162                -                         12,642,162
 Retained earnings                                   3,649,403        18,130,022       (j)              21,779,425
                                                   -----------------------------                     -------------
Total shareholders' equity                          16,300,361        18,130,122                        34,430,383
                                                   -----------------------------                     -------------
Total liabilities and shareholders' equity         $16,628,085       $22,931,339                       $39,559,324
                                                   =============================                     =============

(1) As reported in the unaudited financial statements of Bexil contained in its quarterly report on Form 10-QSB for the nine months ended September 30, 2005.

                               BEXIL CORPORATION
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                      For the Year Ended December 31, 2004

                                       Company              Pro Forma              Company
                                       Historical (1)      Adjustments            Pro Forma
                                     ----------------------------------         -------------

Revenues:
  Interest and dividends                $ 51,052           $     -                  $ 51,052
  Consulting Fees                        113,000           (113,000)      (k)                -
  Other                                    3,108                 -                     3,108
                                     -------------------------------            ------------
                                         167,160           (113,000)                  54,160

Expenses:
  General and administrative             813,613                 -                   813,613
  Communications                          30,348                 -                    30,348
  Professional fees                      182,796                 -                   182,796
                                     --------------------------------           ------------
                                       1,026,757                 -                 1,026,757

Loss before income taxes and
equity in earnings of York              (859,597)           (113,000)               (972,597)

Income tax benefit                      (267,294)           (254,463)      (l)      (521,757)

Equity in earnings of York             2,812,088          (2,812,088)      (m)            -
                                     --------------------------------           ------------

  Net income (loss)                  $ 2,219,785         $(2,670,625)             $ (450,840)
                                     ================================           ============

Per share net income:
  Basic                                 $ 2.52             $ (0.51)
  Diluted                               $ 2.52             $ (0.51)

Average shares outstanding:
  Basic                                 879,591             879,591
  Diluted                               879,591             879,591

(1) As reported in the audited financial statements of Bexil contained in its annual report on Form 10-KSB/A for the year ended December 31, 2004.

                               BEXIL CORPORATION
                UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                  For the Nine Months Ended September 30, 2005

                                          Company          Pro Forma               Company
                                        Historical (1)     Adjustments            Pro Forma
                                       -------------------------------          -------------


Revenues:
  Consulting fees                        $ 112,500        $ (112,500)    (k)           $ -
  Other                                     86,115           (18,500)    (k)         67,615
                                       ------------------------------           -------------
                                           198,615          (131,000)                67,615

Expenses:
  General and administrative               499,208                -                 499,208
  Communications                            13,042                -                  13,042
  Professional fees                        298,403                -                 298,403
                                       ------------------------------           -------------
                                           810,653               -                  810,653

Loss before income taxes and
equity in earnings of York                (612,038)         (131,000)               (743,038)

Income tax expense (benefit)                92,935          (397,581)    (l)        (304,646)

Equity in earnings of York               2,134,590        (2,134,590)    (m)              -
                                       ------------------------------           -------------

  Net income (loss)                    $ 1,429,617      $ (1,868,009)             $ (438,392)
                                       ==============================           =============

Per share net income:
  Basic                                     $ 1.63               $ (0.50)
  Diluted                                   $ 1.63               $ (0.50)

Average shares outstanding:
  Basic                                     879,592              879,592
  Diluted                                   879,592              879,592

(1) As reported in the unaudited financial statements contained in Bexil's quarterly report on Form 10-QSB for the nine months ended September 30, 2005.

                               BEXIL CORPORATION
          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The pro forma adjustments reflect only those adjustments which are supportable, which relate to transactions with York prior to the sale, and which are directly attributable to the sale of Bexil's fifty percent interest in York. The pro forma adjustments do not include the impact of contingencies. Pro forma adjustments include the following:

(a) To record cash proceeds of $22,540,659 received at closing for the sale of Bexil's fifty percent interest in York net of closing costs and taxes:

                 Cash proceeds paid by buyer                $   38,864,121
                 Consulting fee paid by York at closing            100,000
                 Closing costs                                    (648,000)
                 Taxes on gain from sale                       (15,775,462)
                                                            --------------
                     Net cash proceeds                      $   22,540,659
                                                            --------------

(b) To eliminate the carrying value of Bexil's fifty percent interest in York of $10,387,385 which is equal to the cost basis of $3,000,000 plus cumulative equity in earnings of $7,387,385.

(c) To record cash distributions received from York of $10,000,000. On November 29, 2005, York declared a corporate distribution payable to shareholders of record on the close of business on November 29, 2005.

(d) To remove the deferred tax liability on the accumulated equity in earnings of York of $605,765.

(e) To record Bexil's anticipated liability for costs under an expense sharing agreement with York of $420,000 for interest and other expenses related to a bank loan obtained by and for use by York. The expense sharing agreement has a limited duration of approximately six months.

(f) To record the deferred tax affect on Bexil's anticipated liability for interest and other expenses under the expense sharing agreement with York of $172,200.

(g) To record a dividend of $1.00 per share on 879,592 shares outstanding of $879,592 payable to Bexil stockholders.

(h) To record the tax payable on the cash dividend from York of $1,581,250.

(i) To record Bexil employee bonus awards of $1,920,375.

(j) To adjust Shareholders' Equity $18,130,022 which consists of the gain from the sale of York of $38,476,736 less the net effect of pro forma adjustments listed in the following table. The gain on the sale consists of the cash proceeds paid by buyer of $38,864,121 less Bexil's carrying value in York of $387,385.

             Effect of pro forma adjustments on equity                                              Cross Reference to
                                                                                                     Pro Forma Note
                Consulting fee paid by York at closing                            $     100,000           (a)
                Closing costs                                                          (648,000)          (a)
                Taxes on gain from sale                                             (15,775,462)          (a)
                Taxes on dividends received from York                                (1,581,250)          (h)
                Deferred taxes on accumulated equity in York                            605,765           (d)
                Liability under the expense sharing agreement                          (420,000)          (e)
                Deferred taxes on the expense sharing agreement liability               172,200           (f)
                Bexil dividend payable                                                 (879,592)          (g)
                Bexil employee bonus awards                                          (1,920,375)          (i)
                                                                                  --------------

                 Net effect of pro forma adjustments before the gain on sale        (20,346,714)
             Gain on sale of York                                                    38,476,736
                                                                                  --------------

             Total adjustment to Shareholders' Equity                             $  18,130,022
                                                                                  --------------

(k) To remove fees and other revenue earned from York.

(l) To record the tax effect of pro forma adjustments relating to the sale of York.

(m) To remove equity in earnings of York.